
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED APRIL 30, 1996 AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          APR-30-1996
<PERIOD-START>                             MAY-01-1995
<PERIOD-END>                               APR-30-1996
<CASH>                                             676
<SECURITIES>                                         0
<RECEIVABLES>                                      558
<ALLOWANCES>                                         0
<INVENTORY>                                     30,246
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                          21,324
<DEPRECIATION>                                   2,336
<TOTAL-ASSETS>                                  79,518
<CURRENT-LIABILITIES>                           16,135<F1>
<BONDS>                                            548
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                    79,518
<SALES>                                          3,421
<TOTAL-REVENUES>                                50,504
<CGS>                                            1,880
<TOTAL-COSTS>                                   47,999
<OTHER-EXPENSES>                                 (548)
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 232
<INCOME-PRETAX>                                  2,821
<INCOME-TAX>                                     1,193
<INCOME-CONTINUING>                              1,628
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,628
<EPS-PRIMARY>                                      .17
<EPS-DILUTED>                                      .15

<F1>The Company utilizes an unclassified balance sheet presentation. This format was followed based on the premise that the videocassette rental inventory represents assets used by the Company to generate current operating income, and management believes that to classify all of these costs as noncurrent would be misleading to the readers of the financial statements because it would not indicate the level of assets expected to be converted into cash in the next year as a result of the rentals of the videocassettes.

